Exhibit 10.18

TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”), dated as of June 30, 2009, made by AMBER READY, INC., a  Nevada corporation (“Grantor”), in favor of HUDSON ASSET PARTNERS, LLC, a Delaware limited liability company, as Collateral Agent (“Agent”).

Capitalized terms not otherwise defined herein have the meaning set forth in the Security Agreement, dated as of June 30, 2009, between Grantor and Agent (the “Security Agreement”).

W I T N E S S E T H:

WHEREAS, the Grantor has acquired an interest in certain trademarks and/or trademark applications identified in Exhibit 1 hereto (the “Trademarks”);

WHEREAS, the Grantor and the Agent are parties to the Security Agreement, entered into for benefit of the holders (the “Holders”) of certain subordinated convertible secured three year promissory notes (the “Subordinated Convertible Notes”) issued by Grantor, all upon terms described in that certain Confidential Private Placement Memorandum, dated June 10, 2009;

WHEREAS, the Grantor wishes to grant to Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Security Agreement;

WHEREAS, the Grantor has previously issued $11,999,982 principal amount of 18% senior convertible secured promissory notes (the “Senior Notes”), which Senior Notes have a first priority lien and security interest in, to and under the Trademarks;

WHEREAS, the security interest to be granted for the benefit of the Holders in, to and under the Trademarks shall be subordinate to the security interest in, to and under the Trademarks previously granted for the benefit of the holders of the Senior Notes on the terms set forth herein and in the Security Agreement and in the Subordinated Convertible Notes;

WHEREAS, the Grantor and the Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a subordinated security interest in the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Agent of, and has granted to the Agent a security interest in, for the benefit of the Holders, all of the Grantor’s right, title and interest in, to, and under the Trademarks, which security interest shall be subordinate to the security interest in, to, and under the Trademarks granted to the holders of the Senior Notes.  The Grantor also acknowledges and confirms that the rights and remedies of Agent with respect to the collateral assignment of and security interests in the Trademarks acknowledged and confirmed hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference.

This Agreement may be executed simultaneously in two or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the undersigned have executed this Trademark Collateral Assignment and Security Agreement by its duly authorized officers as of the date first written above.

AMBER READY, INC.

By:	/s/ Kai Patterson
Name: Kai Patterson Title: Chief Executive Officer

HUDSON ASSET PARTNERS, LLC

By:	/s/ Murray R. Rubin
Name: Murray R. Rubin Title: Secretary

[SIGNATURE PAGE - TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT]

EXHIBIT 1

TRADEMARKS/TRADEMARK APPLICATIONS

Trademark Application	Date	Serial Number

AMBER Ready	July 14, 2008	76691243
Amber EMS	July 14, 2008	76691245